Calculation of Filing Fee Tables
S-3
Apogee Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00001 per share	457(r)	8,414,635	$ 41.00	$ 345,000,035.00	0.0001381	$ 47,644.50
Fees to be Paid	2	Equity	Pre-funded warrants to purchase common stock	457(r)	365,853	$ 40.9999	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 345,000,035.00		$ 47,644.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 47,644.50
Offering Note
[1]	(a) Assumes exercise in full of the underwriters' option to purchase up to 1,097,560 additional shares of common stock and includes 365,853 shares of common stock issuable upon the exercise of the pre-funded warrants to purchase common stock. (b) Represents the sum of the offering price of the pre-funded warrants of $40.99999 per pre-funded warrant and the exercise price of $0.00001 per share issuable pursuant to the pre-funded warrants. (c) The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the Registrant's registration statement on Form S-3ASR (Registration No. 333-281503) paid with the filing of this prospectus supplement.

[2]	(a) Pursuant to Rule 416 under the Securities Act, the pre-funded warrants to purchase common stock being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of share splits, share dividends or similar transactions. (b) The registration fee for the pre-funded warrants is being allocated to the shares of common stock issuable upon exercise of the pre-funded warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A